                        GUARANTY OF RECOURSE OBLIGATIONS

                  This GUARANTY OF RECOURSE OBLIGATIONS (this Guaranty), dated as of March 12, 1998, made by RESOURCE AMERICA, INC., a Delaware corporation (Guarantor), in favor of MERRILL LYNCH MORTGAGE CAPITAL, INC., a Delaware corporation, having an office at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281 (together with its successors and assigns, Lender).

                                R E C I T A L S:

                  A. Pursuant to that certain Secured Loan Agreement dated as of the date hereof (as the same may be amended, modified, supplemented or replaced from time to time, the Loan Agreement) between Resource Properties XLIX, Inc. (Borrower) and Lender, Lender has agreed to make a loan (the Loan) to Borrower in an aggregate principal amount not to exceed $55,000,000, subject to the terms and conditions of the Loan Agreement;

                  B. As a condition to Lender's making the Loan, Lender is requiring that Guarantor execute and deliver to Lender this Guaranty; and

                  C. Guarantor hereby acknowledges that Guarantor will materially benefit from Lender's agreeing to make the Loan;

                  NOW, THEREFORE, in consideration of the premises set forth herein and as an inducement for and in consideration of the agreement of Lender to make the Loan pursuant to the Loan Agreement, Guarantor hereby agrees, covenants, represents and warrants to Lender as follows:

                  SECTION 1. Definitions All capitalized terms used and not defined herein shall have the respective meanings given such terms in the Loan Agreement.

                  SECTION 2. Guaranty

                  (a) Guarantor hereby irrevocably, absolutely and unconditionally (x) guarantees to Lender the due and punctual payment of the Debt and all portions of the Debt, as and when the same shall become due and payable under the Note or any of the other Loan Documents, whether at maturity (by acceleration or otherwise) or at any other time; provided that until the occurrence of one or more of the following events, the Guarantor shall have no liability under this Guaranty; and (y) assumes liability for, guarantees payment to Lender of, and agrees to pay, protect, defend, indemnify and save harmless Lender from and against any and all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, attorneys' fees), causes of action, suits, claims, demands and judgments of any nature or description whatsoever which may at any time be imposed upon, suffered or incurred by or awarded against Lender as a result of any of the following:

                             (i) fraud or intentional misrepresentation by Borrower or Guarantor in connection with the Plan of Reorganization (including, without limitation, its rights and obligations under the Disbursing Agreement and the Liquidating Trust Agreement), the Mortgage Loan, the Underlying Loan Documents, the Loan or any of the Loan Documents;

                             (ii) the gross negligence or wilful misconduct of Borrower in connection with its rights under the Plan of Reorganization (including, without limitation, its rights and obligations under the Disbursing Agreement and the Liquidating Trust Agreement), the Mortgage Loan, the Underlying Loan Documents, the Loan or the Loan Documents;

                             (iii) material physical waste of the Mortgaged Property;

                             (iv) any action by Borrower or Guarantor that (A) materially impairs the value of any portion of the Collateral under each of the Security Agreement and the Stock Pledge Agreement or (B), after Borrower has taken title to the Mortgaged Property, results in the sale or disposal of any portion of such Mortgaged Property in violation of the Loan Documents;

                             (v) the misapplication or conversion by Borrower of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Mortgaged Property or (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Mortgaged Property, the failure of Borrower to deposit any Collections into the Borrower Account or to pay Net Cash Flow to Lender pursuant to the Loan Agreement or the failure of Borrower to deposit monies into the account established under the Disbursing Agreement or to obtain Lender's approval of any withdrawals from such account if required;

                             (vi) the failure by Borrower to obtain Lender's approval if required under the Agent Recognition Agreement or the Management Recognition Agreement.

                             (vii)  failure to pay charges for labor or
         materials or other charges that can create liens on any portion of the Mortgaged Property or any of the Underlying Loan Documents, prior to such liens actually being created;

                             (viii) any security deposits collected with respect to the Mortgaged Property which are not delivered to the Disbursing Agent pursuant to the Disbursing Agreement or otherwise in accordance with the Plan of Reorganization;

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                             (ix)   the commencement by Borrower or any Person
         owning at least a ten percent (10%) interest (directly or indirectly) in Borrower of any action, suit, claim, arbitration, governmental investigation or other proceeding (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to Borrower, or seeking to adjudicate Borrower a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Borrower or Borrower's debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for Borrower or for all or substantially all of Borrower's assets; and

                             (x) the contest or interference by Borrower or Guarantor, directly or indirectly, with any enforcement of Lender's rights, powers or remedies under any of the Loan Documents (whether by making any motion, seeking any extension, asserting any defense, claim, counterclaim or right of offset, seeking any injunction or other restraint, commencing any action, seeking to consolidate any enforcement with any other action, or otherwise).

The obligations which are the subject of the guaranty referred to in this
Section 2(a) are hereinafter collectively referred to as the Guaranteed Obligations.

                  (b) All sums payable to Lender under this Guaranty shall be payable on demand and without reduction for any offset, claim, counterclaim or defense.

                  SECTION 3. Representations and Warranties. Guarantor hereby represents and warrants to Lender as follows (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Guaranty):

                  (a) Due Execution. This Guaranty has been duly executed and delivered by Guarantor.

                  (b) Enforceability. This Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                  (c) No Violation. The execution, delivery and performance by Guarantor of its obligations under this Guaranty do not and will not violate any law, regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to Guarantor, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of Guarantor pursuant to the terms of any mortgage, indenture, agreement or instrument to which Guarantor is a party or by which it or any of its properties is bound.

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                  (d) No Litigation. There are no actions, suits or proceedings at law or at equity, pending or, to Guarantor's best knowledge, threatened against or affecting Guarantor or which involve or might involve the validity or enforceability of this Guaranty or which might materially adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty. Guarantor is not in default beyond any applicable grace or cure period with respect to any order, writ, injunction, decree or demand of any Governmental Authority which might materially adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty.

                  (e) Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Authorities (collectively, the Consents) that are required in connection with the valid execution, delivery and performance by Guarantor of this Guaranty have been obtained and Guarantor agrees that all Consents required in connection with the carrying out or performance of any of Guarantor's obligations under this Guaranty will be obtained when required.

                  (f) Financial Statements and Other Information. All financial statements of Guarantor heretofore delivered to Lender are true and correct in all material respects and fairly present the financial condition of Guarantor as of the respective dates thereof, and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof. None of the aforesaid financial statements or any certificate or statement furnished to Lender by or on behalf of Guarantor in connection with the transactions contemplated hereby, and none of the representations and warranties in this Guaranty contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. Guarantor is not insolvent within the meaning of the United States Bankruptcy Code or any other applicable law, code or regulation and the execution, delivery and performance of this Guaranty will not render Guarantor insolvent.

                  (g) Consideration. Guarantor is the owner, directly or indirectly, of all of the legal and beneficial equity interests in Borrower.

                  SECTION 4. Financial Statements. Guarantor hereby agrees for the benefit of Lender that Guarantor will deliver to Lender, (a) within 90 days after the end of each fiscal year of Guarantor, a complete copy of such Guarantor's annual financial statements audited by an independent certified public accountant reasonably acceptable to Lender and (b) 20 days after request by Lender, such other financial information with respect to Guarantor as Lender may reasonably request.

                  SECTION 5. Unconditional Character of Obligations of
Guarantor.

                  (a) The obligations of Guarantor hereunder shall be irrevocable, absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of (1) the Plan of Reorganization (including, without limitation, the Disbursing Agreement and the Liquidating

Trust Agreement), (2) the Mortgage Loan or any of the Underlying Loan Documents or (3) the Note, the Loan Agreement, or the other Loan Documents or any provision of (1), (2) or (3), or the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against Borrower, Guarantor or any other Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of Borrower under the Note, the Loan Agreement, or any other Loan Documents or Guarantor under this Guaranty, or any setoff, counterclaim, and irrespective of any other circumstances which might otherwise limit recourse against Guarantor by Lender or constitute a legal or equitable discharge or defense of a guarantor or surety. Lender may enforce the obligations of Guarantor under this Guaranty by a proceeding at law, in equity or otherwise, independent of any deficiency action against Borrower or any other Person at any time or, after Borrower takes title to the Mortgaged Property, either before or after a foreclosure action against the Mortgaged Property or any part thereof. This Guaranty is a guaranty of payment and performance and not merely a guaranty of collection. Guarantor waives diligence, notice of acceptance of this Guaranty, filing of claims with any court, any proceeding to enforce any provision of the Note, the Loan Agreement, or any other Loan Documents, against Guarantor, Borrower or any other Person, any right to require a proceeding first against Borrower or any other Person, or to exhaust any security (including, without limitation, the Collateral under each of the Security Agreement and the Stock Pledge Agreement, or the Mortgaged Property after title of such is transferred to Borrower) for the performance of the Guaranteed Obligations or any other obligations of Borrower or any other Person, or any protest, presentment, notice of default or other notice or demand whatsoever (except to the extent expressly provided to the contrary in this Guaranty), and Guarantor hereby covenants and agrees that Guarantor shall not be discharged of its obligations hereunder.

                  (b) The obligations of Guarantor under this Guaranty, and the rights of Lender to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:

                           (i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower, the Collateral under the Security Agreement and the Stock Pledge Agreement, the Mortgaged Property or any part thereof, Guarantor or any other Person;

                           (ii) any failure by Lender or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Plan of Reorganization (including, without limitation, the Disbursing Agreement and the Liquidating Trust Agreement), the Underlying Loan Documents, or the Loan Agreement or any other Loan Documents, or any document or instrument relating thereto;

                           (iii) the sale, transfer or conveyance of the Collateral under either of the Security Agreement or the Stock Pledge Agreement or, after title of such has been transferred to Borrower, the Mortgaged Property or any interest therein to any Person, whether now or hereafter having or acquiring an interest in the Collateral or the Mortgaged Property or any interest therein and whether or not pursuant to any enforcement action, foreclosure, trustee sale or similar proceeding against Borrower, the Collateral or the Mortgaged Property or any interest therein;

                           (iv) the conveyance to Lender, any Affiliate of Lender or Lender's nominee of the Mortgaged Property or any interest therein pursuant to the Plan of Reorganization;

                           (v) the release of Borrower or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Plan of Reorganization (including, without limitation, the Disbursing Agreement and the Liquidating Trust Agreement), the Underlying Loan Documents, or the Loan Documents by operation of law or otherwise; or

                           (vi)  the release in whole or in part of any
         collateral for any or all Guaranteed Obligations or for the Loan or any portion thereof.

                  (c) Except as otherwise specifically provided in this Guaranty, Guarantor hereby expressly and irrevocably waives all defenses in an action brought by Lender to enforce this Guaranty based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.

                  (d) Lender may deal with Borrower and Affiliates of Borrower in the same manner and as freely as if this Guaranty did not exist and shall be entitled, among other things, to grant Borrower or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Lender, at any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of Guarantor hereunder.

                  (e) No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of the Plan of Reorganization (including, without limitation, the Disbursing Agreement and the Liquidating Trust Agreement), the Mortgage Loan or any of the Underlying Loan Documents, the Note, the Loan Agreement or the other Loan Documents shall in any way alter, impair or affect any of the obligations of Guarantor hereunder, and Guarantor agrees that if any Loan Documents are modified with Lender's consent, the Guaranteed Obligations shall automatically be deemed modified to include such modifications.

                  (f) Lender may proceed to protect and enforce any or all of its rights under this Guaranty by suit in equity or action at law, whether for the specific performance of any covenants or agreements contained in this Guaranty or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Guarantor. Each and every remedy of Lender shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

                  (g) No waiver shall be deemed to have been made by Lender of any rights hereunder unless the same shall be in writing and signed by Lender, and any such waiver shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of Lender or the obligations of Guarantor to Lender in any other respect or at any other time.

                  (h) At the option of Lender, Guarantor may be joined in any action or proceeding commenced by Lender against Borrower in connection with or based upon the Note, the Loan Agreement or any other Loan Documents and recovery may be had against Guarantor in such action or proceeding or in any independent action or proceeding against Guarantor to the extent of Guarantor's liability hereunder, without any requirement that Lender first assert, prosecute or exhaust any remedy or claim against Borrower or any other Person, or any security for the obligations of Borrower or any other Person.

                  (i) Guarantor agrees that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by Borrower or Guarantor to Lender and such payment is rescinded or must otherwise be returned by Lender (as determined by Lender in its sole and absolute discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower or Guarantor, all as though such payment had not been made.

                  (j) In the event that Guarantor shall advance or become obligated to pay any sums under this Guaranty or in connection with the Guaranteed Obligations or in the event that for any reason whatsoever Borrower or any subsequent owner of the Property or any part thereof is now, or shall hereafter become, indebted to Guarantor, Guarantor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to all sums, including principal and interest and other amounts, at any time owed to Lender under the Loan Documents, and (ii) Guarantor shall not be entitled to enforce or receive payment thereof until all principal, interest and other sums due pursuant to the Loan Documents have been paid in full. Nothing herein contained is intended or shall be construed to give Guarantor any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of Lender in or to any collateral for the Loan, notwithstanding any payments made by Guarantor under this Guaranty, until the actual and irrevocable receipt by Lender of payment in full of all principal, interest and other sums due with respect to the Loan or otherwise payable under the Loan Documents. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when any such sums due and owing to Lender shall not have been fully paid, such amount shall be paid by Guarantor to Lender for credit and application against such sums due and owing to Lender.

                  (k) Guarantor's obligations hereunder shall survive the exercise by Lender of any of all of its remedies pursuant to the Loan Documents and the transfer of title to the Mortgaged Property to Borrower pursuant to the Plan of Reorganization.

                  SECTION 6.  INTENTIONALLY OMITTED

                  SECTION 7. Entire Agreement/Amendments. This instrument represents the entire agreement between the parties with respect to the subject matter hereof. The terms of this Guaranty shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Lender and Guarantor.

                  SECTION 8. Successors and Assigns. This Guaranty shall be binding upon Guarantor, and Guarantor's estate, heirs, personal representatives, successors and assigns, may not be assigned or delegated by Guarantor and shall inure to the benefit of Lender and its successors and assigns.

                  SECTION 9. Applicable Law and Consent to Jurisdiction. This Guaranty shall be governed by, and construed in accordance with, the substantive laws of the State of New York. Guarantor irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Guaranty may be brought in a court of record in the City and County of New York or in the Courts of the United States of America located in the Southern District of New York, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Guarantor irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to Guarantor at its address provided in Section 14 hereof. Nothing in this Section 9, however, shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any suit, action or proceeding against Guarantor or its property in the courts of any other jurisdictions.

                  SECTION 10. Section Headings. The headings of the sections and paragraphs of this Guaranty have been inserted for convenience of reference only and shall in no way define, modify, limit or amplify any of the terms or provisions hereof.

                  SECTION 11. Severability. Any provision of this Guaranty which may be determined by any competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Guarantor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

                  SECTION 12. WAIVER OF TRIAL BY JURY. GUARANTOR HEREBY WAIVES THE RIGHT OF TRIAL BY JURY IN ANY LITIGATION, ACTION OR PROCEEDING ARISING HEREUNDER OR IN CONNECTION THEREWITH.

                  SECTION 13. Other Guarantees. The obligations of Guarantor hereunder are separate and distinct from, and in addition to, the obligations of Guarantor now or hereafter arising under the other Guaranties pursuant to which Guarantor has guaranteed the payment and performance of certain other obligations of Borrower described therein.

                  SECTION 14. Notices. All notices, demands, requests, consents, approvals or other communications (collectively called "Notices") required or permitted to be given hereunder to Lender or Guarantor or which are given to Lender or Guarantor with respect to this Guaranty shall be in writing and shall be sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed as set forth below, or personally delivered with receipt acknowledged to such address, or in either case, to such other address(es) as the party in question shall have specified most recently by like Notice.

                           If to Lender, to:

                                  Merrill Lynch Mortgage Capital, Inc.
                                  World Financial Center, North Tower
                                  250 Vesey Street
                                  New York, New York  10281
                                  Attention:  David Mahoney

                           With a copy to:

                                  Sidley & Austin
                                  875 Third Avenue
                                  New York, New York 10022
                                  Attention:  George Petrow

                           If to Guarantor, to:

                                  Resource America, Inc.
                                  The Ledgewood Law Firm Building, 4th Floor
                                  1521 Locust Street
                                  Philadelphia, Pennsylvania 19102
                                  Attention:  Scott Schaeffer

                           with a copy to:

                                  Ledgewood Law Firm
                                  1521 Locust Street
                                  Philadelphia, Pennsylvania 19102
                                  Attention:  Jeffrey Brotman

Notices which are given in the manner aforesaid shall be deemed to have been given or served for all purposes hereunder (i) on the date on which such notice shall have been personally delivered as aforesaid, (ii) on the date of delivery by mail as evidenced by the return receipt therefor, or (iii) on the date of failure to deliver by reason of refusal to accept delivery or changed address of which no Notice was given.

                  SECTION 15. Guarantor's Receipt of Building Loan Documents. Guarantor by its execution hereof acknowledges receipt of true copies of all of the Loan Documents, the terms and conditions of which are hereby incorporated herein by reference.

                  SECTION 16. Interest; Expenses.

                  (a) If Guarantor fails to pay all or any sums due hereunder upon demand by Lender, the amount of such sums payable by Guarantor to Lender shall bear interest from the date of demand until paid at the Default Rate.

                  (b) Guarantor hereby agrees to pay all costs, charges and expenses, including, without limitation, reasonable attorneys' fees and disbursements, that may be incurred by Lender in enforcing the covenants, agreements, obligations and liabilities of Guarantor under this Guaranty.

                  IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.


                                            RESOURCE AMERICA, INC.


                                            By:__________________________
                                               Name:  Scott Schaeffer
                                               Title: Executive Vice President